EXHIBIT 21

LIST OF SUBSIDIARIES

NAME OF ENTITY (1)	STATE OF ORIGIN	ASSUMED BUSINESS NAME(S) (if different than entity name)
Lithia of Anchorage, Inc.	Alaska	Lithia Chrysler Jeep Dodge of Anchorage Lithia Value Autos
Lithia Imports of Anchorage, Inc.	Alaska	Lithia Hyundai of Anchorage Lithia Kia of Anchorage Lithia Anchorage Auto Body
Lithia of Fairbanks, Inc.	Alaska	Chevrolet of Fairbanks Chevrolet Buick GMC of Fairbanks
Lithia NA, Inc.	Alaska	BMW of Anchorage Mini of Anchorage
Lithia of South Central AK, Inc.	Alaska	Chevrolet of South Anchorage Chevrolet of Wasilla Saab of South Anchorage
Lithia of Wasilla, LLC	Alaska
Lithia CIMR, Inc.	California	Lithia Chevrolet of Redding
Lithia of Eureka, Inc.	California	Lithia Chrysler Jeep Dodge of Eureka
Lithia of Lodi, Inc.	California	Lodi Toyota Lodi Scion
Lithia of Stockton, Inc.	California	Nissan of Stockton, Kia of Stockton
Lithia of Stockton-V, Inc.	California	Volkswagen of Stockton
Lithia of Walnut Creek, Inc.	California	Diablo Subaru of Walnut Creek
Lithia FMF, Inc.	California	Lithia Ford of Fresno Lithia Ford Lincoln of Fresno
Lithia Fresno, Inc.	California	Lithia Subaru of Fresno Fresno Mitsubishi
Lithia JEF, Inc.	California	Lithia Hyundai of Fresno
Lithia MMF, Inc.	California	Lithia Mazda of Fresno Lithia Suzuki of Fresno
Lithia NF, Inc.	California	Lithia Nissan of Fresno
Lithia of Santa Rosa, Inc.	California	Lithia Chrysler Jeep Dodge of Santa Rosa
Lithia Sea P, Inc.	California	Porsche of Monterey
Lithia Seaside, Inc.	California	BMW of Monterey
Lithia TR, Inc.	California	Lithia Toyota of Redding Lithia Scion of Redding
Lithia VF, Inc.	California	Volvo of Fresno

Lithia of Maui-H, LLC	Hawaii	Island Honda Island Auto Center
Lithia Ford of Boise, Inc.	Idaho	Lithia Ford of Boise Lithia Ford Lincoln of Boise Auto Credit of Idaho Lithia Body & Paint of Boise
Lithia of Pocatello, Inc.	Idaho	Lithia Chrysler Jeep Dodge of Pocatello Lithia Hyundai of Pocatello Lithia Dodge Trucks of Pocatello
Lithia Poca-Hon, Inc.	Idaho	Honda of Pocatello
Lithia CCTF, Inc.	Idaho	Chevrolet of Twin Falls
Lithia of TF, Inc.	Idaho	Lithia Chrysler Jeep Dodge of Twin Falls
Lithia AcDM, Inc.	Iowa	Acura of Johnston Lithia Body and Paint of Des Moines
Lithia HDM, Inc.	Iowa	Honda of Ames
Lithia MBDM, Inc.	Iowa	Mercedes Benz of Des Moines European Motorcars Des Moines
Lithia NDM, Inc.	Iowa	Lithia Nissan of Ames
Lithia of Des Moines, Inc.	Iowa	BMW of Des Moines European Motorcars Des Moines
Lithia VAuDM, Inc.	Iowa	Audi Des Moines Lithia Volkswagen of Des Moines
Lithia of Billings, Inc.	Montana	Lithia Chrysler Jeep Dodge of Billings
Lithia of Billings II, LLC	Montana	Lithia Toyota of Billings Lithia Scion of Billings
Lithia of Missoula, Inc.	Montana	Lithia Chrysler Jeep Dodge of Missoula Lithia Auto Center of Missoula
Lithia of Missoula II, LLC	Montana	Lithia Toyota of Missoula Lithia Scion of Missoula
Lithia CDH, Inc.	Montana	Lithia Chrysler Jeep Dodge of Helena
Lithia HGF, Inc.	Montana	Honda of Great Falls
Lithia of Great Falls, Inc.	Montana	Lithia Chrysler Jeep Dodge of Great Falls
Lithia of Helena, Inc.	Montana	Chevrolet of Helena
Lithia SALMIR, Inc.	Nevada	Lithia Volkswagen of Reno Lithia Hyundai of Reno Lithia Chrysler Jeep of Reno
Lithia Reno Sub-Hyun, Inc.	Nevada	Lithia Reno Subaru Lithia Body & Paint
LDLC, LLC	New Mexico	Lithia Dodge of Las Cruces
Lithia CJDSF, Inc.	New Mexico	Lithia Chrysler Jeep Dodge of Santa Fe

Lithia ND Acquisition Corp. #1	North Dakota	Lithia Ford Lincoln of Grand Forks
Lithia ND Acquisition Corp. #3	North Dakota	Lithia Chrysler Jeep Dodge of Grand Forks
Lithia ND Acquisition Corp. #4	North Dakota	Lithia Toyota of Grand Forks Lithia Scion of Grand Forks Lithia Toyota Scion of Grand Forks
LAD Advertising, Inc.	Oregon	LAD Advertising LAD Printing The Print Shop at the Commons The Print Shop
Lithia Aircraft, Inc.	Oregon
Lithia Auto Services, Inc.	Oregon	Lithia Body & Paint Assured Dealer Services
Lithia Financial Corporation	Oregon	Lithia Leasing
Lithia Real Estate, Inc.	Oregon
Lithia Motors Support Services, Inc.	Oregon
Lithia MTLM, LLC	Oregon	Lithia Toyota Lithia Scion Lithia Toyota Scion
LGPAC, Inc.	Oregon	Lithia’s Grants Pass Auto Center
Lithia DM, Inc.	Oregon	Lithia Dodge Lithia Chrysler Jeep Dodge Xpress Lube
Lithia HPI, Inc.	Oregon
Lithia DE, Inc.	Oregon	Lithia Chrysler Jeep Dodge of Eugene
Lithia BNM, Inc.	Oregon
Hutchins Imported Motors, Inc.	Oregon	Lithia Toyota of Springfield Lithia Scion of Springfield Lithia Toyota Scion of Springfield
Hutchins Eugene Nissan, Inc.	Oregon	Lithia Nissan of Eugene
Lithia Klamath, Inc.	Oregon	Lithia Chrysler Jeep Dodge of Klamath Falls Lithia Toyota of Klamath Falls Lithia Scion of Klamath Falls Lithia Klamath Falls Auto Center
Lithia SOC, Inc.	Oregon	Lithia Subaru of Oregon City
Lithia of Roseburg, Inc.	Oregon	Lithia Chrysler Jeep Dodge of Roseburg Lithia Roseburg Auto Center
Lithia Rose-FT, Inc.	Oregon	Lithia Ford Lincoln of Roseburg
Lithia Medford Hon, Inc.	Oregon	Lithia Honda
Lithia of Bend #1, LLC	Oregon	Bend Honda
Lithia of Bend #2, LLC	Oregon	Chevrolet Cadillac of Bend

Lithia of Eugene, LLC	Oregon	Lithia FIAT of Eugene
LMBB, LLC	Oregon	Mercedes-Benz of Beaverton
LMBP, LLC	Oregon	Mercedes-Benz of Portland
LMBW, Inc.	Oregon	Mercedes-Benz of Wilsonville
LMOP, LLC	Oregon	MINI of Portland
LBMP, LLC	Oregon	BMW Portland
LFKF, LLC	Oregon	Lithia Ford of Klamath Falls
LSTAR, LLC	Oregon
Salem-B, LLC	Oregon	BMW of Salem
Salem-H, LLC	Oregon	Honda of Salem
Salem-V, LLC	Oregon	Volkswagen of Salem
Southern Cascades Finance Corporation	Oregon
Lithia Bryan Texas, Inc.	Texas	Lithia Chrysler Jeep Dodge of Bryan College Station
Lithia CJDSA, Inc.	Texas	All American Chrysler Jeep Dodge of San Angelo
Lithia CSA, Inc.	Texas	All American Chevrolet of San Angelo
Lithia NSA, Inc.	Texas	Honda of San Angelo All American Autoplex
Lithia CJDO, Inc.	Texas	All American Chrysler Jeep Dodge of Odessa
Lithia DMID, Inc.	Texas	All American Chrysler Jeep Dodge of Midland
Lithia CO, Inc.	Texas	All American Chevrolet of Odessa
Lithia CM, Inc.	Texas	All American Chevrolet of Midland
Lithia HMID, Inc.	Texas	Hyundai of Odessa
Lithia TO, Inc.	Texas	Lithia Toyota of Odessa Lithia Scion of Odessa
Lithia of Abilene, Inc.	Texas	Honda of Abilene
Lithia of Corpus Christi, Inc.	Texas	Lithia Chrysler Jeep Dodge of Corpus Christi
Lithia of Killeen, LLC	Texas	All American Chevrolet of Killeen
Lithia of Midland, Inc.	Texas	Honda of Midland
Lithia TA, Inc.	Texas	Lithia Toyota of Abilene Lithia Scion of Abilene
Lithia of Texas, Inc.	Texas
Camp Automotive, Inc.	Washington	Camp BMW Camp Chevrolet Subaru of Spokane Camp Cadillac
Lithia Dodge of Tri-Cities, Inc.	Washington	Lithia Chrysler Jeep Dodge of Tri-Cities
Lithia of Bellingham, LLC	Washington	Chevrolet Cadillac of Bellingham
Lithia of Seattle, Inc.	Washington	BMW Seattle

Lithia of Spokane, Inc.	Washington	Mercedes Benz of Spokane
Lithia FBCS, LLC	Texas	Fiat of Bryan College Station
Lithia of Clear Lake, LLC	Texas
Lithia of Honolulu-V, LLC	Hawaii
Lithia of Honolulu-BGMCC, LLC	Hawaii
Lithia Community Development Company, Inc.	Oregon

(1)     Unless specifically noted to the contrary, all entities are wholly owned subsidiaries of Lithia Motors, Inc.